UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2013

WESTERN REFINING LOGISTICS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36114	46-3205923
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 West Mills Avenue, Suite 200

El Paso, Texas 79901

(Address of principal executive office) (Zip Code)

(915) 534-1400

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2013, Western Refining Logistics, LP (the “Partnership”), Western Refining Logistics GP, LLC (the “General Partner”) and Western Refining, Inc. (“Western”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”), with respect to the offering and sale of 13,750,000 common units representing limited partner interests in the Partnership (the “Common Units”) to be sold by the Partnership (the “Primary Units”) at a price to the public of $22.00 per Common Unit ($20.68 per Common Unit, net of underwriting discounts). The Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 2,062,500 Common Units from the Partnership (together with the Primary Units, the “Units”). On October 9, 2013, the Underwriters exercised in full their option to purchase the additional 2,062,500 Common Units. The material terms of the offering of the Common Units are described in the prospectus, dated October 10, 2013, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on October 10, 2013. The offer and sale of the Units was registered with the Commission pursuant to a registration statement on Form S-1 (Registration No. 333-190135), initially filed by the Partnership on July 25, 2013, as amended. Closing with respect to the Units is expected to occur on October 16, 2013, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. Furthermore, the Partnership, Western, the officers and directors of the Partnership’s general partner and of Western have agreed not to offer or sell any Common Units (or securities convertible into or exchangeable for Common Units), subject to customary exceptions, for a period of 180 days after the date of the Underwriting Agreement without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital, Inc.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosures.

On October 9, 2013, the Partnership issued a press release announcing that it had priced the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K (including the exhibits) is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibits

1.1	Underwriting Agreement dated October 9, 2013, by and among Western Refining Logistics, LP, Western Refining Logistics GP, LLC, Western Refining, Inc., and the Underwriters.

99.1	Press Release dated October 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN REFINING LOGISTICS, LP
By Western Refining Logistics GP, LLC, its general partner

By:	/s/ Gary R. Dalke
Name: Gary R. Dalke
Title: Chief Financial Officer

Dated: October 15, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated October 9, 2013.

99.1	Press Release dated October 9, 2013.

3